AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”), dated as of August 21, 2008, amends the Employment Agreement, dated as of January 28, 2008 (the “Employment Agreement”), between Morlex, Inc. (the “Company”) (by assignment from All Ad Acquisition, Inc., effective as of February 14, 2008) and Richard J. Berman (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

WHEREAS, the Executive and the Company desire to amend the Employment Agreement on the terms set forth herein.

NOW THEREFORE, the parties hereto agree to the following:

1. Section 3a of the Employment Agreement is hereby amended to read in its entirety as follows:

a. Base Salary. The Company shall pay the Executive an annual salary of $1 as compensation for the Executive’s services (the “Base Salary”). The amount of the Base Salary will be reviewed annually during the Employment Term by the Board, and may be increased by the Board.

2. Section 3c of the Employment Agreement is hereby amended to read in its entirety as follows:

c. Stock Awards. The Company agrees to adopt an equity incentive plan reasonably approved by the Executive as soon as reasonably practicable. Promptly following adoption of such equity incentive plan, the Company agrees to award 1,000,000 options at market price as compensation to the Executive on terms that are no less favorable than those received by similarly situated officers, directors and employees of the Company.

3. Miscellaneous.

(a) Construction; Ratification. Each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Employment Agreement shall mean and be a reference to the Employment Agreement as amended by this Amendment. The Employment Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms as amended by this Amendment.

(b) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

(c) Counterparts. This Amendment may be executed in any number of counterparts, all of which, when taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed via facsimile or any other electronic means.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

MORLEX, INC.

By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer

/s/ Richard J. Berman
Richard J. Berman